UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 26, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

(Registrant’s telephone number, including area code)
310-857-1100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits

Signatures
Exhibit 99.1

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2007, Caroline S. McBride resigned as a director, as chair of the Compensation Committee and as a member of the Audit and Nominating and Corporate Governance Committees of the registrant.  Also effective September 26, 2007, Lewis N. Wolff resigned as a director and as a member of the Compensation and Nominating and Corporate Governance Committees of the registrant.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose.  Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

On October 2, 2007, we issued a press release announcing the resignations of Caroline S. McBride and Lewis N. Wolff, a copy of which is furnished as Exhibit 99.1 herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None

(b)           Pro forma financial information: None

(c)           Shell company transactions: None

(d)           Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Press release dated October 2, 2007 regarding C. McBride and L. Wolff’s resignation from the Board of Directors

*           Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC. Registrant

/s/	MARTIN A. GRIFFITHS
Martin A. Griffiths
Executive Vice President and
Chief Financial Officer
(Principal financial officer)

Dated:                 October 2, 2007